UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 25, 2012, Pioneer Drilling Company (the “Company”) provided written notice to the NYSE MKT that the Company intends to voluntarily cease the trading of its common stock, par value $0.10 per share (the “Common Stock”), on the NYSE MKT and to transfer its listing of the Common Stock to the New York Stock Exchange (the “NYSE”) on or around June 28, 2012. The Company’s Common Stock has been authorized for listing on the NYSE and is expected to begin trading on the NYSE on or around June 28, 2012, where it will continue to trade under the ticker symbol “PDC.”

The Board of Directors of the Company approved the delisting of the Common Stock from the NYSE MKT and the subsequent listing of the Common Stock on the NYSE on March 29, 2012.

On June 25, 2012, the Company issued a press release announcing the actions described in this Item 3.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press Release, dated June 25, 2012, announcing the listing on the NYSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By	/s/ Carlos R. Peña
Carlos R. Peña
Senior Vice President, General Counsel and Secretary
(Duly Authorized Officer)

Date: June 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 25, 2012, announcing the listing on the NYSE.